UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2010

CORNERWORLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12404 Park Central Drive, Suite 400
Dallas, Texas 75251
(Address of principal executive offices) (zip code)

(214) 224-1081
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2010, CornerWorld Corporation (“CornerWorld” or the “Company”) entered into Amendment No. 2 (“IU Amendment No. 2”) to its Promissory Note to IU Investments, LLC. IU Amendment No. 2 revised the repayment schedule of the IU Note such that the remaining principal payments will cease until the maturity of the facility on December 31, 2012, at which point the unpaid principal balance totaling $655,000 will become due and payable in its entirety. Interest payments will be payable monthly; other terms remained unchanged. The foregoing description is a summary only and is qualified in its entirety by reference to IU Amendment No. 2, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to Promissory Note dated as of May 14, 2010 between CornerWorld Corporation and IU Investments, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: May 21, 2010	By:	/s/ V. Chase McCrea III
V. Chase McCrea III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Promissory Note dated as of May 14, 2010 between CornerWorld Corporation and IU Investments, LLC